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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption 'Experts' in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-58206) and the related Prospectus of Vion Pharmaceuticals, Inc. for the registration of 4,700,000 shares of its common stock and the incorporation by reference therein of our report dated February 14, 2001 with respect to the financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Stamford, Connecticut
May 23, 2001